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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) to be filed on or about December 22, 1997 and related Prospectus of Capstead Mortgage Corporation for the registration of 5,200,000 shares of common stock and to the incorporation by reference therein of our reports dated January 22, 1997, with respect to the consolidated financial statements and schedule of Capstead Mortgage Corporation included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                        /s/ ERNST & YOUNG LLP
                                        --------------------------------
                                        Ernst & Young LLP



Dallas, Texas
December 19, 1997